KPMG LLP Suite 500 191 West Nationwide Blvd. Columbus, OH 43215-2568

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 7, 2026, with respect to the financial statements of the sub-accounts that comprise AuguStar® Variable Account A, and the related notes (collectively, the financial statements), incorporated herein by reference, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information (File No. 333-171785).

/s/ KPMG LLP

Columbus, Ohio
April 24, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG

International Limited, a private English company limited by guarantee.

KPMG LLP 2500 Ruan Center 666 Grand Avenue Des Moines, IA 50309

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 8, 2026, with respect to the statutory financial statements and financial statement schedules of AuguStar Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information (File No. 333-171785).

/s/ KPMG LLP

Des Moines, Iowa
April 24, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG

International Limited, a private English company limited by guarantee.